UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)

                                 OCTOBER 5, 2005



                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                      001-31540                  91-1922863
          ------                      ---------                  ----------
(State of incorporation)      (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)

                    615 Discovery Street
                 Victoria, British Columbia           V8T 5G4
                 --------------------------           -------
          (Address of principal executive offices)   (Zip Code)

                                 (250) 477-9969
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications
    pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

         (a) On October 11, 2005, after consideration given to a series of comments related to the grant of a certain stock option by the Accounting Staff of the Securities and Exchange Commission in connection with a Registration Statement on Form S-3 submitted by Flexible Solutions International, Inc. (the "Company"), the Company determined that it will restate its financial statements for each of the periods ended since September 30, 2002, including each of the years ended December 31, 2002 through 2004, and for each of the quarters in the six months ended June 30, 2005 (the "Restated Periods"). This decision to restate the financial statements for the Restated Periods follows the determination by the Company's management, on October 5, 2005, that the Company did not correctly account for stock compensation expense in connection with the granting of an option to purchase 2,000,000 shares of common stock to Ondeo Nalco ("Nalco"), a consultant to the Company. Accordingly, the Company's previously issued financial statements covering such Restated Periods should no longer be relied upon.

         On October 5, 2005, the Company's management discussed the conclusion described above with the Company's audit committee of the board of directors ("Audit Committee") and Cinnamon Jang Willoughby & Company ("CJW"), the Company's independent registered public accounting firm. CJW informed the Audit Committee that it concurs with the Company's management's conclusion described above. As a result, the Company expects to file amended consolidated financial statements for the Restated Periods prior to, or contemporaneously with, the filing of its Quarterly Report on Form 10-QSB for the interim period ended September 30, 2005.

         In September 2002, the Company entered into a consulting agreement with Nalco whereby Nalco agreed to serve as the exclusive distributor of the Company's Water$avr products for so long as Nalco maintained a certain threshold sales level as defined in the consulting agreement. As consideration for signing the consulting agreement, Nalco was granted an option to purchase 2,000,000 shares of common stock of the Company. Half of the option for one million shares was exercisable immediately at an exercise price of $4.25 for each common share. The remaining half of the option for 1,000,000 shares was exercisable after certain threshold sales targets were achieved at a price of $5.50 for each common share.

         In determining the stock compensation expense for the nine months ended September 30, 2002, the Company expensed the entire fair value of the stock option believing that the option fully vested upon the signing of the consulting agreement. In its review, the Company determined that: (i) first, as stated above, half of the option to purchase 1,000,000 shares of common stock did not vest and was not exercisable until the threshold sales target had been met, which would not be until five years after the signing of the consulting agreement; and (ii) second, the Company did not consider Emerging Issues Task Force ("EITF") No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services; EITF No. 00-18, Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees; and EITF No. 01-9, Accounting for Consideration Given by a Vendor to a Customer. To correctly account for the stock option granted to Nalco, the stock compensation expense should have been measured at the date the performance obligation was complete (i.e. the end of the initial term of the agreement) and then recognized on a rational and systematic manner in relation to the sales achieved by Nalco. Also, since the consideration given to Nalco was an equity instrument and not cash, the Company has determined to expense the cost rather than deducting the amount from revenue.

         In light of the above, the net effect of the adjustments to the financial statements for the Restated Periods is as follows:

1. Approximately $2,704,000 in stock compensation expense recorded in September 2002 will be reversed;

2. Approximately $54,080 in stock compensation expense will be recorded in the quarter ended March 31, 2003, as Nalco met the first sales threshold under the consulting agreement;

3. Approximately $54,080 in stock compensation expense will be reversed in the year ended December 31, 2003, as Nalco failed to meet subsequent sales thresholds under the consulting agreement, resulting in the cancellation of the stock option;

4. As stated above, the Company recorded a stock compensation expense of $2,704,000 in December 2002. As a result of canceling the stock option, the Company previously recorded a recovery of $2,480,000 of stock compensation expense at December 31, 2003. This $2,480,000 recovery will be reversed, in conjunction with the reversal of $2,704,000 in stock compensation expense originally recorded; and

5. For the periods ended March 31, 2004 to June 30, 2005, the net effect of these adjustments is to decrease capital in excess of par value by approximately $223,800 and increase retained earnings by approximately $223,800.

         The Company is presently unaware of any evidence that the restatements described above are due to any material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws. The Audit Committee is working with CJW to assure that the Company is taking the appropriate approach to resolving the issues related to the restatements, as well as any further issues that may be identified during the course of its review.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

Date:    October 11, 2005                 By:  /s/DANIEL B. O'BRIEN
                                             ----------------------
                                             Daniel B. O'Brien
                                             Chief Executive Officer